                                                                                                    EXHIBIT 10.1

EXECUTION COPY

GUARANTY, dated as of April 3, 2006, made by FIRSTENERGY CORP., an Ohio corporation (the “Guarantor”), in favor of the Banks (as defined in the Reimbursement Agreement referred to below), Barclays Bank PLC, as Administrative Agent for the Banks (the “Administrative Agent”) and as fronting bank (the “Fronting Bank”), and KeyBank National Association, as Syndication Agent (the “Syndication Agent”, and together with the Banks, the Administrative Agent, and the Fronting Bank, the “Beneficiaries”).

PRELIMINARY STATEMENT

FIRSTENERGY GENERATION CORP., an Ohio corporation (the “Company”) is party to a Letter of Credit and Reimbursement Agreement, dated as of April 3, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined), with the Beneficiaries. The Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Reimbursement Agreement. It is a condition precedent to the effectiveness of the Reimbursement Agreement that the Guarantor deliver this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Fronting Bank to issue the Letter of Credit for the account of the Company and to otherwise satisfy its obligations under the Reimbursement Agreement, the Guarantor hereby agrees as follows:

SECTION 1. Guaranty; Limitation of Liability.

(a) The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of the Applicable Percentage (as defined below) of all payment, performance and other obligations of the Company now or hereafter existing under or in respect of the Credit Documents (including, without limitation, the Obligations and any extensions, modifications, substitutions, amendments or renewals of any or all of the Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, reimbursement obligations, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, including, without limitation, (i) the obligation of the Company to pay principal, interest, letter of credit fees, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by the Company under any Credit Document, (ii) the obligation of the Company to reimburse any amount in respect of any drawing under the Letter of Credit issued for the account of the Company and (iii) any liability of the Company on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding (such Applicable Percentage of such obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by any Beneficiary in enforcing any rights under this Guaranty or any other Credit Document. As used herein, “Applicable Percentage” shall mean (i) 0%, from and after the third Business Day following delivery of a certificate of the chief financial officer, treasurer, assistant treasurer or controller of the Guarantor to the Administrative Agent certifying (and including reasonably detailed supporting calculations thereof) the existence of the conditions set forth in the following clauses (a) or (b) and so long as such conditions shall continue to exist: (a) the Company has Reference Ratings of BBB- or better by S&P and Baa3 or better by Moody’s and is in compliance with the financial covenant described in Section 5.03 of the Reimbursement Agreement and the Company shall have delivered to the Administrative Agent, with sufficient copies for the Banks, an annual report and related audited consolidated financial statements as of the last day of each of the two most recently completed fiscal years of the Company as set forth in Section 5.01(g)(ii) of the Reimbursement Agreement (provided that any such audited financial statements for the Company’s fiscal year 2005 shall be prepared on the same basis as shall be required of an issuer of public securities by the Securities and Exchange Commission or any national securities exchange) or (b) FES (x) has an Applicable Percentage (under and as such term is defined in the FES Guaranty Agreement) of 100% and the FES Guaranty Agreement shall have been effective for not less than 91 days, (y) has Reference Ratings of BBB- or better by S&P and Baa3 or better by Moody’s and (z) is in compliance with the financial covenant described in Section 7.3 of the FES Guaranty Agreement, and (ii) 100%, at all other times. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to any Beneficiary under or in respect of the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company. The Guarantor hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

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(b) The Guarantor, and by its acceptance of this Guaranty, each Beneficiary hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations. To effectuate the foregoing intention, the Beneficiaries and the Guarantor hereby irrevocably agree that the Guaranteed Obligations at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(f) of the Reimbursement Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

SECTION 2. Guaranty Absolute.

The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Beneficiary with respect thereto. The obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations the Company under or in respect of the Credit Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Company under or in respect of the Credit Documents, or any other amendment or waiver of or any consent to departure from any Credit Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Company or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of the Company or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of the Company or any of its Subsidiaries;

(f) any failure of any Beneficiary to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company now or hereafter known to such Beneficiary (the Guarantor waiving any duty on the part of Beneficiaries to disclose such information);

(g) the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of the Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Beneficiary or any other Person upon the insolvency, bankruptcy or reorganization of the Guarantor, the Company or otherwise, all as though such payment had not been made.

SECTION 3. Waivers and Acknowledgments.

(a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral.

(b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Beneficiary that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Company, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations.

(d) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Beneficiary to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any of its Subsidiaries now or hereafter known by such Beneficiary.

(e) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Credit Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

SECTION 4. Subrogation.

The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Guaranteed Obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against the Company, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, the Letter of Credit issued for the account of the Company shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Stated Expiration Date, and (c) the latest date of expiration or termination of the Letter of Credit issued for the account of the Company, such amount shall be received and held in trust for the benefit of the Beneficiaries, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to any Beneficiary of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Stated Expiration Date shall have occurred and (iv) the Letter of Credit shall have expired or been terminated, the Beneficiaries will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

SECTION 5. Payments Free and Clear of Taxes, Etc.

(a) Any and all payments made by the Guarantor under or in respect of this Guaranty or any other Credit Document shall be made, in accordance with Section 2.16 of the Reimbursement Agreement, free and clear of and without deduction for any and all present or future Taxes. If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Credit Document to any Beneficiary, (i) the sum payable by the Guarantor shall be increased as may be necessary so that after the Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 5), such Beneficiary receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make all such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of the Guarantor under or in respect of this Guaranty or any other Credit Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Credit Documents.

(c) The Guarantor agrees to indemnify each Beneficiary for and hold it harmless against the full amount of Taxes and Other Taxes, (including, without limitation, any Taxes or Other Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5) imposed on or paid by such Beneficiary and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Beneficiary makes written demand therefor.

(d) From time to time thereafter if requested by the Guarantor or the Administrative Agent, each Beneficiary organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent, the Fronting Bank and the Guarantor with the forms prescribed by the Internal Revenue Service of the United States certifying that such Beneficiary is exempt from United States withholding taxes with respect to all payments to be made to such Beneficiary hereunder. If for any reason during the term of this Guaranty, any Beneficiary becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Beneficiary shall promptly notify the Administrative Agent, the Fronting Bank and the Guarantor in writing to that effect. Unless the Guarantor, the Fronting Bank and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, the Guarantor, the Fronting Bank or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Beneficiary organized under the laws of a jurisdiction outside the United States.

(e) Any Beneficiary claiming any additional amounts payable pursuant to this Section 5 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Booking Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Beneficiary, be otherwise disadvantageous to such Beneficiary.

(f) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the payment in full or termination of the Guaranteed Obligations.

SECTION 6. Representations and Warranties.

As of (i) the date hereof, (ii) the Date of Issuance, (iii) the date of any Tender Advance, and (iv) the date of any amendment, modification or extension of the Letter of Credit, the Guarantor hereby makes each representation and warranty made in the Credit Documents by the Company with respect to the Guarantor and the Guarantor hereby further represents and warrants as follows:

(a) Conditions Precedent. There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(b) Credit Analysis. The Guarantor has, independently and without reliance upon any Beneficiary and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Credit Document to which it is or is to be a party, and the Guarantor has established adequate means of obtaining from the Company on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Company.

(c) Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business as a foreign corporation in and is in good standing under the laws of each state in which the ownership of its properties or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on its business or financial condition or its ability to perform its obligations under this Guaranty, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(b) Corporate Authorization. The execution, delivery and performance by it of this Guaranty, or is to become, a party, have been duly authorized by all necessary corporate action on its part and do not, and will not, require the consent or approval of its shareholders, or any trustee or holder of any Debt or other obligation of it, other than such consents and approvals as have been duly obtained, given or accomplished.

(c) No Violation, Etc. Neither the execution, delivery or performance by it of this Guaranty, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with the provisions hereof, conflicts or will conflict with, or results or will result in a breach or contravention of any of the provisions of its Organizational Documents, any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument to which it or any of its Affiliates is party or by which its property or the property of any of its Affiliates is bound, or results or will result in the creation or imposition of any Lien upon any of its property or the property of any of its Affiliates except as provided herein. There is no provision of its Organizational Documents, or any Applicable Law, or any such indenture, mortgage, lease or other agreement or instrument that materially adversely affects, or in the future is likely (so far as it can now foresee) to materially adversely affect, its business, operations, affairs, condition, properties or assets or its ability to perform its obligations under this Guaranty. The Guarantor and each of its Subsidiaries is in compliance with all laws (including, without limitation, ERISA and Environmental Laws), regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on (i) the business, assets, operations, condition (financial or otherwise) or prospects of the Guarantor and its Subsidiaries taken as a whole, or (ii) the legality, validity or enforceability of any of this Guaranty or the rights, remedies and benefits available to the parties thereunder or the ability of the Guarantor to perform its obligations under this Guaranty.

(d) Governmental Actions. No Governmental Action is or will be required in connection with the execution, delivery or performance by it, or the consummation by it of the transactions contemplated by this Guaranty, other than such as have been duly obtained, given or accomplished.

(e) Execution and Delivery. This Guaranty has been duly executed and delivered by it, and this Guaranty is the legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

(f) Litigation. Except as disclosed in the Disclosure Documents, there is no pending or threatened action or proceeding (including, without limitation, any proceeding relating to or arising out of Environmental Laws) affecting it or any of its Subsidiaries before any court, governmental agency or arbitrator that has a reasonable possibility of having a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of it and its consolidated subsidiaries, taken as a whole, or on the ability of the Guarantor to perform its obligations under this Guaranty, and there has been no development in the matters disclosed in such filings that has had such a material adverse effect.

(g) Financial Statements; Material Adverse Change. The consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 2005 (the “Audited Financials Date”), and the related consolidated statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers LLP, independent public accountants, copies of each of which have been furnished to each Bank, in all cases as amended and restated to the date hereof, present fairly the consolidated financial position of the Guarantor and its Subsidiaries as at such dates and the consolidated results of the operations of the Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied. Except as disclosed in the Disclosure Documents, there has been no material adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Guarantor and its Consolidated Subsidiaries, taken as a whole, since the Audited Financials Date.

(h) ERISA.

(i) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan.

(ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Banks, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

(iii) Neither it nor any member of the Controlled Group has incurred nor reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan.

(i) Taxes. The Guarantor and each of its Subsidiaries has filed all tax returns (federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof in accordance with GAAP other than such taxes that the Guarantor or such Subsidiary is contesting in good faith by appropriate legal proceedings.

(j) Investment Company. The Guarantor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment advisor” within the meaning of the Investment Advisers Act of 1940, as amended.

(k) No Event of Default. No event has occurred and is continuing that constitutes an Event of Default or that would constitute an Event of Default (including, without limitation, an Event of Default under Section 6.01(s) of the Reimbursement Agreement) but for the requirement that notice be given or time elapse or both.

(l) Solvency. (i) The fair saleable value of the Guarantor’s assets will exceed the amount that will be required to be paid on or in respect of the probable liability on its existing debts and other liabilities (including contingent liabilities) as they mature; (ii) the Guarantor’s assets do not constitute unreasonably small capital to carry out its business as now conducted or as proposed to be conducted; (iii) the Guarantor does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations); and (iv) the Guarantor does not believe that final judgments against it in actions for money damages presently pending will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The Guarantor’s cash flow, after taking into account all other anticipated uses of its cash (including the payments on or in respect of debt referred to in clause (iii) above), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

(m) No Material Misstatements. The reports, financial statements and other written information furnished by or on behalf of the Guarantor to the Administrative Agent or any Bank pursuant to or in connection with the Guaranty and the transactions contemplated hereby do not contain and will not contain, when taken as a whole, any untrue statement of a material fact and do not omit and will not omit, when taken as a whole, to state any fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading in any material respect.

SECTION 7. Covenants and Guarantor Defaults.

7.1. Covenants. The Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, the Letter of Credit issued for the account of the Company shall be outstanding or any Bank shall have any Commitment, the Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Credit Documents on its or their part to be performed or observed or that the Guarantor has agreed to cause the Company or such Subsidiaries to perform or observe.

7.2 Affirmative Covenants. So long as a drawing is available under the Letter of Credit or any Bank shall have any Commitment under the Reimbursement Agreement or any Credit Party shall have any obligation to pay any amount to any Bank under any Credit Document or the Guarantor shall have any obligations hereunder, the Guarantor will, unless the Required Banks shall otherwise consent in writing:

(a) Preservation of Corporate Existence, Etc. Without limiting the right of the Guarantor to merge with or into or consolidate with or into any other corporation or entity in accordance with the provisions of Section 7.4(c) hereof, (i) preserve and maintain its corporate existence in the state of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is reasonably necessary in view of its business and operations or the ownership of its properties and (ii) preserve, renew and keep in full force and effect the rights, privileges and franchises necessary or desirable in the normal conduct of its business.

(b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations, and orders of any Governmental Authority, the noncompliance with which would materially and adversely affect the business or condition of the Guarantor and its Subsidiaries, taken as a whole, such compliance to include, without limitation, compliance with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), regulations promulgated by the U.S. Treasury Department Office of Foreign Assets Control, Environmental Laws and ERISA and paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent compliance with any of the foregoing is then being contested in good faith by appropriate legal proceedings.

(c) Maintenance of Insurance, Etc. Maintain insurance with responsible and reputable insurance companies or associations or through its own program of self-insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Guarantor operates and furnish to the Administrative Agent, within a reasonable time after written request therefor, such information as to the insurance carried as any Bank, through the Administrative Agent, may reasonably request.

(d) Inspection Rights. At any reasonable time and from time to time as the Administrative Agent or any Bank may reasonably request, permit the Administrative Agent or such Bank or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Guarantor and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Guarantor and any of its Subsidiaries with any of their respective officers or directors; provided, however, that the Guarantor reserves the right to restrict access to any of its Subsidiaries’ generating facilities in accordance with reasonably adopted procedures relating to safety and security. The Administrative Agent and each Bank agree to use reasonable efforts to ensure that any information concerning the Guarantor or any of its Subsidiaries obtained by the Administrative Agent or such Bank pursuant to this subsection (d) or subsection (g) that is not contained in a report or other document filed with the Securities and Exchange Commission, distributed by the Guarantor to its security holders or otherwise generally available to the public, will, to the extent permitted by law and except as may be required by valid subpoena or in the normal course of the Administrative Agent’s or such Bank’s business operations be treated confidentially by the Administrative Agent or such Bank, as the case may be, and will not be distributed or otherwise made available by the Administrative Agent or such Bank, as the case may be, to any Person, other than the Administrative Agent’s or such Bank’s employees, authorized agents or representatives (including, without limitation, attorneys and accountants).

(e) Keeping of Books. Keep, and cause each Subsidiary to keep, proper books of record and account in which entries shall be made of all financial transactions and the assets and business of the Guarantor and each of its Subsidiaries in accordance with GAAP.

(f) Maintenance of Properties. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or that are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, it being understood that this covenant relates only to the good working order and condition of such properties and shall not be construed as a covenant of the Guarantor or any of its Subsidiaries not to dispose of such properties by sale, lease, transfer or otherwise.

(g) Reporting Requirements. Furnish, or cause to be furnished, to the Administrative Agent, with sufficient copies for each Bank, the following:

(i) as soon as available and in any event within 50 days after the close of each of the first three quarters in each fiscal year of the Guarantor, consolidated balance sheets of the Guarantor and its Subsidiaries as at the end of such quarter and consolidated statements of income of the Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, fairly presenting the financial condition of the Guarantor and its Subsidiaries as at such date and the results of operations of the Guarantor and its Subsidiaries for such period and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer, treasurer, assistant treasurer or controller of the Guarantor as having been prepared in accordance with GAAP consistently applied;

(ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Guarantor, a copy of the annual report for such year for the Guarantor and its Subsidiaries, containing consolidated and consolidating financial statements of the Guarantor and its Subsidiaries for such year certified in a manner acceptable to the Administrative Agent and the Banks by PricewaterhouseCoopers LLP or other independent public accountants acceptable to the Administrative Agent and the Banks, together with statements of projected financial performance prepared by management for the next fiscal year, in form satisfactory to the Administrative Agent;

(iii) concurrently with the delivery of the financial statements specified in clauses (i) and (ii) above a certificate of the chief financial officer, treasurer, assistant treasurer or controller of the Guarantor (A) stating whether he has any knowledge of the occurrence at any time prior to the date of such certificate of an Event of Default not theretofore reported pursuant to the provisions of Section 5.01(g)(i) of the Reimbursement Agreement or of the occurrence at any time prior to such date of any such Event of Default, except Events of Default theretofore reported pursuant to the provisions of Section 5.01(g)(i) of the Reimbursement Agreement and remedied, and, if so, stating the facts with respect thereto, and (B) setting forth in a true and correct manner, the calculation of the ratio contemplated by Section 7.3 hereof, as of the date of the most recent financial statements accompanying such certificate, to show the Guarantor’s compliance with or the status of the financial covenant contained in Section 7.3 hereof;

(iv) promptly after the sending or filing thereof, copies of any reports that the Guarantor sends to any of its securityholders, and copies of all reports on Form 10-K, Form 10-Q or Form 8-K that the Guarantor or any of its Subsidiaries files with the Securities and Exchange Commission;

(v) as soon as possible and in any event (A) within 30 days after the Guarantor or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and (B) within 10 days after the Guarantor or any member of the Controlled Group knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the chief financial officer of the Guarantor describing such Termination Event and the action, if any, that the Guarantor or such member of the Controlled Group, as the case may be, proposes to take with respect thereto;

(vi) promptly and in any event within two Business Days after receipt thereof by the Guarantor or any member of the Controlled Group from the PBGC, copies of each notice received by the Guarantor or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(vii) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

(viii) promptly and in any event within five Business Days after receipt thereof by the Guarantor or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Guarantor or any member of the Controlled Group concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA;

(ix) promptly and in any event within five Business Days after Moody’s or S&P has changed any relevant Reference Rating, notice of such change; and

(x) such other information respecting the condition or operations, financial or otherwise, of the Guarantor or any of its Subsidiaries, including, without limitation, copies of all reports and registration statements that the Guarantor or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange, as the Administrative Agent or any Bank (through the Administrative Agent) may from time to time reasonably request.

(h) Guarantor Approvals. Maintain all approvals of all Governmental Authorities necessary connection with the execution, delivery or performance by it, or the consummation by it of the transactions contemplated by this Guaranty in full force and effect and comply with all terms and conditions thereof until all Obligations shall have been repaid or paid (as the case may be) and the Stated Expiration Date has occurred.

7.3. Financial Covenants of the Guarantor.

Unless the Required Banks shall otherwise consent in writing, so long as a drawing is available under the Letter of Credit or any Bank shall have any Commitment under the Reimbursement Agreement or any Credit Party shall have any obligation to pay any amount to any Bank hereunder or the Guarantor shall have any obligations hereunder:

(a) Debt to Capitalization Ratio. The Guarantor will maintain a Debt to Capitalization Ratio of no more than 0.65 to 1.00 (determined as of the last day of each fiscal quarter); provided that the Guarantor shall be required to comply with this financial covenant only so long as the Guarantor’s Applicable Percentage shall be 100%.

7.4. Negative Covenants of the Guarantor. So long as a drawing is available under the Letter of Credit or any Bank shall have any Commitment under the Reimbursement Agreement or any Credit Party shall have any obligation to pay any amount to any Bank hereunder, the Guarantor will not, without the written consent of the Required Banks:

(a) Sales, Etc. (i) Sell, lease, transfer or otherwise dispose of any shares of common stock of any domestic Significant Subsidiary, whether now owned or hereafter acquired by the Guarantor, or permit any Significant Subsidiary to do so or (ii) permit the Guarantor or any Subsidiary to sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of transactions) assets located in The United States of America representing in the aggregate more than 15% (determined at the time of each such transaction) of the value of all of the consolidated fixed assets of the Guarantor, as reported on the most recent consolidated balance sheet of the Guarantor, to any entity other than the Guarantor or any of its wholly owned direct or indirect Subsidiaries or, in the case of The Toledo Edison Company, to Centerior Funding Corporation; provided, however, that this provision shall not restrict the transfer of nuclear and fossil generation assets from Pennsylvania Power Company, Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company to the Company and FirstEnergy Generation Corp., respectively (the “Generation Transfers”).

(b) Liens, Etc. Create or suffer to exist, or permit any Significant Subsidiary to create or suffer to exist, any Lien upon or with respect to any of its properties (including, without limitation, any shares of any class of equity security of any Significant Subsidiary), in each case to secure or provide for the payment of Debt, other than (i) liens consisting of (A) pledges or deposits in the ordinary course of business to secure obligations under worker’s compensation laws or similar legislation, (B) deposits in the ordinary course of business to secure, or in lieu of, surety, appeal, or customs bonds to which the Guarantor or Significant Subsidiary is a party, (C) pledges or deposits in the ordinary course of business to secure performance in connection with bids, tenders or contracts (other than contracts for the payment of money), or (D) materialmen’s, mechanics’, carriers’, workers’, repairmen’s or other like Liens incurred in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted, or deposits to obtain in the release of such Liens; (ii) purchase money liens or purchase money security interests upon or in any property acquired or held by the Guarantor or Significant Subsidiary in the ordinary course of business, which secure the purchase price of such property or secure indebtedness incurred solely for the purpose of financing the acquisition of such property; (iii) Liens existing on the property of any Person at the time that such Person becomes a direct or indirect Significant Subsidiary; provided that such Liens were not created to secure the acquisition of such Person; (iv) Liens in existence on the date of this Guaranty; (v) Liens created by any First Mortgage Indenture, so long as (A) under the terms thereof no “event of default” (howsoever designated) in respect of any bonds issued thereunder will be triggered by reference to an Event of Default or Default and (B) no such Liens shall apply to assets acquired from the Guarantor or any Significant Subsidiary if such assets were free of Liens (other than as a result of a release of such Liens in contemplation of such acquisition) immediately prior to any such acquisition; (vi) Liens on assets of American Transmission Systems, Incorporated to secure Debt of American Transmission Systems, Incorporated, provided, however, that the aggregate principal amount of Debt secured by such Liens shall not at any time exceed 60% of the depreciated book value of the property subject to such Liens; (vii) Liens securing Stranded Cost Securitization Bonds; (viii) Liens on cash (in an aggregate amount not to exceed $270,000,000) pledged to secure reimbursement obligations for letters of credit issued for the account of Ohio Edison Company; (ix) Liens on assets transferred in the Generation Transfers in favor of the transferor thereof; and (x) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any Lien referred to in the foregoing clauses (i) through (ix); provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Debt that secured the Lien so extended, renewed or replaced (and any improvements on such property).

(c) Mergers, Etc. Merge with or into or consolidate with or into any other Person, or permit any of its Subsidiaries to do so unless (i) immediately after giving effect thereto, no event shall occur and be continuing that constitutes an Event of Default, (ii) the consolidation or merger shall not materially and adversely affect the ability of the Guarantor (or its successor by merger or consolidation as contemplated by clause (i) of this subsection (c)) to perform its obligations hereunder, and (iii) in the case of any merger or consolidation to which the Guarantor is a party, the corporation formed by such consolidation or into which the Guarantor shall be merged shall assume the Guarantor’s obligations under this Guaranty to which it is a party in a writing satisfactory in form and substance to the Required Banks.

(d) Compliance with ERISA. (i) Enter into any “prohibited transaction” (as defined in Section 4975 of the Code, and in ERISA) involving any Plan that may result in any liability of the Guarantor to any Person that (in the opinion of the Required Banks) is material to the financial position or operations of the Guarantor or (ii) allow or suffer to exist any other event or condition known to the Guarantor that results in any liability of the Guarantor to the PBGC that (in the opinion of the Required Banks) is material to the financial position or operations of the Guarantor. For purposes of this subsection (d), “liability” shall not include termination insurance premiums payable under Section 4007 of ERISA.

7.5. Guarantor Defaults. The occurrence of any of the following events (whether voluntary or involuntary) shall be a “Guarantor Event of Default” hereunder:

(a) Representations and Warranties. Any representation or warranty made or deemed made by the Guarantor (or any of its officers) in any Credit Document or in connection with any Credit Document shall prove to have been incorrect or misleading in any material respect when made or deemed made; or

(b) Covenant Performance. (i) the Guarantor shall fail to perform or observe any covenant set forth in clause (i) of Section 7.2(a), or Section 7.3 or Section 7.4 hereof on its part to be performed or observed or (ii) the Guarantor shall fail to perform or observe any other term, covenant or agreement contained in Credit Document on its part to be performed or observed and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Guarantor by the Administrative Agent or any Bank; or

(c) Credit Documentation. Any material provision of any Credit Document to which the Guarantor is a party shall at any time and for any reason cease to be valid and binding upon the Guarantor, except pursuant to the terms thereof, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Guarantor or any Governmental Authority, or the Guarantor shall deny that it has any or further liability or obligation under any Credit Document to which it is a party; or

(d) Cross-Default. The Guarantor or any Significant Subsidiary shall fail to pay any principal of or premium or interest on any Debt (other than Debt owed by the Guarantor hereunder) that is outstanding in a principal amount in excess of $50,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(e) Bankruptcy Matters. The Guarantor or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Guarantor or any Significant Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition or arrangement with creditors, a readjustment of its debts, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted or acquiesced in by it), either such proceeding shall remain undismissed or unstayed for a period of 60 consecutive days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Guarantor or any Significant Subsidiary shall take any corporate action to authorize or to consent to any of the actions set forth above in this subsection (e); or

(f) Judgments. Any judgment or order for the payment of money exceeding any applicable insurance coverage by more than $50,000,000 shall be rendered by a court of final adjudication against the Guarantor or any Significant Subsidiary and either (i) valid enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g) Change of Control. (i) FirstEnergy shall fail to own directly or indirectly 100% of the issued and outstanding shares of common stock of each Significant Subsidiary, (ii) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of FirstEnergy (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of FirstEnergy entitled to vote in the election of directors; (iii) commencing after the date of this Agreement, individuals who as of the date of this Agreement were directors shall have ceased for any reason to constitute a majority of the Board of Directors of FirstEnergy unless the Persons replacing such individuals were nominated by the stockholders or the Board of Directors of FirstEnergy in accordance with FirstEnergy’s Organizational Documents; or (iv) 90 days shall have elapsed after any Person or two or more Persons acting in concert shall have entered into a contract or arrangement that upon consummation will result in its or their acquisition of, or control over, securities of FirstEnergy (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of FirstEnergy entitled to vote in the election of directors.

SECTION 8. Amendments, Guaranty Supplements, Etc.

No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, the Company, the Guarantors and the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Beneficiaries, (a) reduce or limit the obligations of the Guarantor hereunder, release the Guarantor hereunder or otherwise limit the Guarantor’s liability with respect to the Obligations owing to the Beneficiaries under or in respect of the Credit Documents, (b) postpone any date fixed for payment hereunder or (c) change the number of Beneficiaries or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Tender Advances or (z) the aggregate available amount of the Letter of Credit that, in each case, shall be required for the Beneficiaries or any of them to take any action hereunder; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Guaranty; and provided, further, that no amendment, waiver or consent that would adversely affect the rights of, or increase the obligations of, the Fronting Bank, shall be effective unless agreed to in writing by the Fronting Bank; and provided, further, that this Guaranty may be amended and restated without the consent of any Beneficiary if, upon giving effect to such amendment and restatement, such Beneficiary shall no longer be a Beneficiary of this Guaranty (as so amended and restated) or have any obligation hereunder and shall have been paid in full all amounts payable hereunder to such Beneficiary.

SECTION 9. Notices, Etc.

All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or cable communication) and mailed, telegraphed, telecopied, cabled or delivered to it, if to the Guarantor, addressed to it at the Guarantor’s addresses specified in Section 9.02 of the Reimbursement Agreement, if to the Administrative Agent, any Bank or the Fronting Bank, at its address specified in Section 9.02 of the Reimbursement Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or cabled, be effective when deposited in the mails, delivered to the telegraph company, telecopied or delivered to the cable company, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any guaranty supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

SECTION 10. No Waiver, Remedies.

No failure on the part of any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11. Right of Set-off.

Upon the occurrence and during the continuance of any Event of Default, each Beneficiary and each of its Affiliates that is acting as the Fronting Bank under the Reimbursement Agreement is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excluding, however, any payroll accounts maintained by the Guarantor with such Beneficiary if and to the extent that such Beneficiary shall have expressly waived its set-off rights in writing in respect of such payroll account) at any time held and other indebtedness at any time owing by such Beneficiary or such Affiliate to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether such Beneficiary shall have made any demand under this Guaranty or any other Credit Document and although such obligations may be unmatured. Each Beneficiary agrees promptly to notify the Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Beneficiary and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Beneficiary and its respective Affiliates may have.

SECTION 12. Indemnification.

(a)  Without limitation on any other Guaranteed Obligations of the Guarantor or remedies of the Beneficiaries under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Beneficiary and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

(b) The Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Guarantor or any of its respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and the Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages in connection with, arising out of, or otherwise relating to this Guaranty, any of the transactions contemplated herein or the actual or proposed use of the Letter of Credit.

(c) Without prejudice to the survival of any of the other agreements of the Guarantor under this Guaranty or any of the other Credit Documents, the agreements and obligations of the Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

SECTION 13. Subordination.

If any Default shall have occurred and be continuing, the Guarantor agrees to subordinate any and all debts, liabilities and other obligations owed to the Guarantor by the Company (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

(a) Prohibited Payments, Etc. Except during the continuance of an Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Company), the Guarantor may receive regularly scheduled payments from the Company on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Company), however, unless the Administrative Agent otherwise agrees, the Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to the Company, the Guarantor agrees that the Beneficiaries shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before the Guarantor receives payment of any Subordinated Obligations.

(c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Company), the Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Beneficiaries and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

(d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other the Company), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

SECTION 14. Continuing Guaranty; Assignments under the Reimbursement Agreement.

This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Stated Expiration Date, (iii) the latest date of expiration or termination of the Letter of Credit issued for the account of the Company, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Beneficiaries and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Beneficiary may assign or otherwise transfer all or any portion of its rights and obligations under the Reimbursement Agreement (including, without limitation, all or any portion of its Commitments and the Obligations owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Beneficiary herein or otherwise, in each case as and to the extent provided in Section 9.08 of the Reimbursement Agreement. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Beneficiaries.

SECTION 15. Execution in Counterparts.

This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

SECTION 16. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) To the fullest extent permitted by law, the Guarantor hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Credit Documents to which it is or is to be a party, and (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, in such Federal court. The Guarantor agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Credit Documents to which it is or is to be a party in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court. The Guarantor also, irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any such action or proceeding by the mailing of certified mail of copies of such process to the Guarantor at its address specified in Section 9.

(d) THE GUARANTOR AND EACH BENEFICIARY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER CREDIT DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                                                FIRSTENERGY CORP.

                                By:_____________________________
                                Name:
                                Title: